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                                  SCOOP, INC.

                         COMPUTATION OF NET LOSS PER SHARE



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
                                                               1997              1996
                                                             ---------        ----------
Weighted average shares outstanding.......................   4,790,000         2,711,000
Conversion of redeemable common stock....................      232,000           502,000
                                                           -----------       -----------
Weighted average shares used in calculation of net loss
  share...................................................   5,022,000         3,213,000
                                                           -----------       -----------
Net loss.................................................. $(5,050,100)      $(2,168,900)
                                                           -----------       -----------
Basic and diluted loss per share.......................... $     (1.01)      $     (0.68)
                                                           -----------       -----------

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